UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
 _______________________

Date of Report
(Date of earliest
event reported):	February 8, 2011

Hudson Highland Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 Lexington Avenue, New York, New York  10022
(Address of principal executive offices, including zip code)

(212) 351-7300

(Registrant’s telephone number, including area code)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On February 8, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Hudson Highland Group, Inc. (the “Company”) approved grants of shares of restricted stock effective February 16, 2011, including to the Company’s executive officers, that will vest upon satisfaction of certain performance vesting conditions and service vesting conditions that are set forth in the award agreement and are consistent with previously disclosed awards of restricted stock to the Company’s executive officers during 2010 (other than changed levels of performance goals).  In addition, the Committee approved grants of restricted stock and a form of restricted stock award agreement that contain the same performance and service vesting conditions, but also provide that if the recipient’s employment is terminated without cause by the Company prior to the first anniversary of the appointment of a new Chief Executive Officer, then the shares of restricted stock will fully vest.  Mary Jane Raymond, the Company’s Executive Vice President and Chief Financial Officer, received a grant of 22,000 shares of restricted stock that contained this special vesting provision in addition to a grant of restricted stock containing only the performance and service vesting conditions.  The form of restricted stock award agreement containing this special vesting provision is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)          Not applicable.

(b)          Not applicable.

(c)          Not applicable.

(d)          Exhibits.  The following exhibits are being filed herewith:

(10.1)	Form of Hudson Highland Group, Inc. Restricted Stock Award Agreement for EBITDA and gross margin growth performance vesting awards with vesting also upon a termination without cause.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.

Date: February 14, 2011	By:	/s/ Latham Williams
Latham Williams
Senior Vice President, Legal Affairs and
Administration, Corporate Secretary

HUDSON HIGHLAND GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(10.1)	Form of Hudson Highland Group, Inc. Restricted Stock Award Agreement for EBITDA performance and gross margin growth performance vesting awards with vesting also upon a termination without cause.